Exhibit 5.1

May 13, 2025

Two Harbors Investment Corp.

1601 Utica Avenue South, Suite 900
St. Louis Park, Minnesota 55416

Re:	Two Harbors Investment Corp., a Maryland corporation (the “Company”) -- Issuance and sale of $100,000,000 aggregate principal amount of the Company’s 9.375% Senior Notes due 2030 (the “Firm Notes”), and the grant to the Underwriters (as defined herein) of the option to purchase up to an additional $15,000,000 aggregate principal amount of such 9.375% Senior Notes due 2030 (the “Optional Notes” and together with the Firm Notes, the “Notes”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-277271) filed with the United States Securities and Exchange Commission (the “Commission”) on February 22, 2024 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration of the Notes under the Securities Act of 1933, as amended (the “Act”), under the Registration Statement. You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)            the corporate charter of the Company (the “Charter”) represented by Articles of Amendment and Restatement filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on October 7, 2009, together with all amendments and supplements thereto filed with the Department through the date hereof;

(ii)           the Amended and Restated Bylaws of the Company, as amended on September 21, 2020 (the “Bylaws”);

(iii)          resolutions adopted by the Board of Directors of the Company, or a duly authorized committee thereof, on or as of March 24, 2025 and May 6, 2025 (the “Directors’ Resolutions”);

(iv)          a copy of the fully executed Underwriting Agreement, dated as of May 6, 2025 (the “Underwriting Agreement”), by and among the Company and Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC, Piper Sandler & Co., RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters listed in Schedule A to the Underwriting Agreement (the “Underwriters”);

BALLARD SPAHR LLP

Two Harbors Investment Corp.

May 13, 2025

(v)           a copy of the fully executed Indenture, dated as of January 19, 2017 (the “Base Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A., as supplemented by the Third Supplemental Indenture, dated as of May 5, 2025 (the “Third Supplemental Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as original trustee, and U.S. Bank Trust Company, National Association, as series trustee, and the Fourth Supplemental Indenture, dated as of May 13, 2025 (the “Fourth Supplemental Indenture” and together with the Third Supplemental Indenture and the Base Indenture, the “Indenture”), by and between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), establishing the form and terms of the Notes;

(vi)          a copy of the form of global note (the “Global Note”) representing the Notes and registered in the name of Cede & Co., the nominee of The Depository Trust Company;

(vii)         the Registration Statement and the related base prospectus and prospectus supplement included therein, in substantially the form filed or to be filed with the Commission pursuant to the Act;

(viii)        one or more certificates of officers of the Company, dated as of a recent date (the “Officers’ Certificate”), to the effect that, among other things, the Charter, the Bylaws and the Directors’ Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officers’ Certificate, and certifying, among other things, as to the manner of adoption of the Directors’ Resolutions and the authorization, approval, execution and delivery of the Underwriting Agreement and the Indenture;

(ix)           a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is duly authorized to transact business in the State of Maryland; and

(x)           such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a)           each person executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;

(b)           each natural person executing any of the Documents is legally competent to do so;

(c)           any of the Documents submitted to us as originals are authentic; any of the Documents submitted to us as certified, conformed or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

BALLARD SPAHR LLP

Two Harbors Investment Corp.

May 13, 2025

(d)           the Officers’ Certificate and all other certificates submitted to us are true and correct both when made and as of the date hereof;

(e)           the Notes will be issued under, and subject to the terms of, the Indenture; and

(f)            the Notes will be issued in book-entry form, represented by the Global Note, and have been authenticated by the Trustee in accordance with, and subject to the terms of, the Indenture.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1.            The Company is a corporation validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the Department.

2.            The Company has the corporate power to create the obligation evidenced by the Notes.

3.            The Notes have been duly authorized for issuance by the Company.

The foregoing opinion is limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K relating to the Notes, which is incorporated by reference in the Registration Statement, and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Notes. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

BALLARD SPAHR LLP

Two Harbors Investment Corp.

May 13, 2025

Very truly yours,

/s/ Ballard Spahr LLP